Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Gregory Ambro Chief Financial Officer (559) 434-4800 Financial Dynamics: Leigh Parrish, Jordan Goldstein (415) 439-4521

DISTRIBUTION: US2, IRW & FAX LIST: SFGOT

FOR RELEASE ON THURSDAY, MARCH 4, 2004 AT 4:05 P.M. EST

GOTTSCHALKS REPORTS FISCAL 2003 FOURTH QUARTER
AND FULL YEAR FINANCIAL RESULTS

Fiscal 2003 Earnings Per Diluted Share of 14 Cents Compared to Net Loss in Fiscal 2002

Successfully Executed 5-Point Plan to Strengthen Company's Financial Position

FRESNO, Calif., March 4, 2004 - Gottschalks Inc. (NYSE: GOT) today reported financial results for the fourth quarter and fiscal year ended January 31, 2004.

The Company reported net income for the fourth quarter of fiscal 2003 of $8.4 million, or $0.64 per diluted share compared to a net loss of $4.6 million, or $0.36 per diluted share, for the fourth quarter of fiscal 2002. For the year ended January 31, 2004, net income was $1.9 million, or $0.14 per diluted share compared to a net loss in fiscal 2002 of $12.0 million, or $0.94 per diluted share.

The Company reported net income from continuing operations for the fourth quarter of fiscal 2003 of $8.6 million, or $0.65 per diluted share compared to a net loss from continuing operations of $1.3 million, or $0.10 per diluted share, for the fourth quarter of fiscal 2002. For the year ended January 31, 2004, net income from continuing operations was $2.8 million, or $0.21 per diluted share compared to a net loss in fiscal 2002 of $7.5 million, or $0.59 per diluted share. In the fourth quarter of fiscal 2002, Gottschalks also recorded charges related to asset impairment, debt extinguishments, and sale of the Company's credit card receivables, which reduced net income from continuing operations by $9.2 million, or $0.72 per share, for the fourth quarter and fiscal 2002.

Significant Fiscal 2003 Developments:

  Further reduced debt by 11%, or $12.6 million compared to year-end 2002, significantly improving the Company's financial flexibility and lowering interest costs. Over the past two years total debt, including off balance sheet securitization debt, has been reduced by approximately $116.5 million.

  Reduced selling, general and administrative expenses by $11.8 million compared to fiscal 2002 through increased efficiencies and streamlined store base.

  Increased sales of private label merchandise by 10% in 2003 to 12% penetration of total sales through the successful launch of GK Kids and the growth of existing exclusive private label brand product.
  Improved sales and four-wall contribution of continuing Pacific Northwest region stores compared to 2002.

As previously reported, fourth quarter fiscal 2003 same store sales increased 1.6%, while total sales, including sales from closed stores, decreased 1.7% to $229.0 million, from $232.9 million for the same period of fiscal 2002. Same store sales for the full 2003 fiscal year decreased 0.7% from fiscal 2002. For the 52-week fiscal year, total sales, including sales from closed stores, decreased 3.5% to $667.6 million this year compared to $691.4 million in fiscal 2002. The decrease in total sales is partially attributable to the Company operating eight fewer stores.

Jim Famalette, president and chief executive officer of Gottschalks said, "Throughout 2003, we continued to focus on our 5-Point Plan to strengthen Gottschalks' financial position and attain our business objectives. As a result, we significantly improved our bottom line, as well as the overall stability of the Company. We successfully achieved our debt reduction and expense improvement objectives. At the same time, we completed merchandise enhancements, introducing new private label brands which received strong customer response. We also generated comparable store sales for the year at the top of our peer group. As we launch our celebration later this month for Gottschalks' 100th anniversary, we are pleased to have achieved our objective of positioning the Company for long-term growth."

"Building on our recent success, we established specific financial, in-store, merchandise and marketing initiatives that we have begun to implement for fiscal 2004," Mr. Famalette continued. "As we announced earlier this week, we have refinanced and extended our revolving credit facility, which we anticipate will significantly reduce our interest costs this year. We will continue to focus on reducing expenses toward reaching our long-term objective of selling, general and administrative expenses of approximately 30% of sales on an annual basis. In-store initiatives during the year will include continued store upgrades and increased utilization of our automatic inventory replenishment system. We also plan to begin in-store and marketing initiatives designed to cater to the large and growing Hispanic customer base in many of our communities. Finally, with regard to merchandise, we plan to place a greater emphasis on key major brand programs and have also scheduled the launch of three new exclusive private label brands. We are pleased with the positive trend in comparable store sales we have seen to date this year and are optimistic that this may indicate an improvement in the overall retail environment. Through continued focus on our financial and strategic objectives, we currently anticipate generating fiscal 2004 diluted earnings per share in the range of $0.30 to $0.33."

Supplemental Operating Data:

In accordance with accounting standards generally accepted in the United States of America (GAAP), the operating results for closed stores are reported in the condensed consolidated financial statements as loss from discontinued operations and are excluded from the operating results from continuing operations. The following table provides additional information on operations and reconciles the total net sales, gross margin, and selling, general and administrative expenses to reported results from continuing operations:

                                    Fourth Quarter            Fiscal Year
                                         Ended                   Ended
                                 ----------------------  ----------------------
                                 January 31, February 1, January 31, February 1,
                                    2004        2003        2004        2003
                                 ----------  ----------  ----------  ----------
Net Sales
  Total                         $  229,027  $  232,892  $  667,574  $  691,428
  Discontinued operations            1,412       8,379       6,973      25,512
                                 ----------  ----------  ----------  ----------
     Continuing operations      $  227,615  $  224,513  $  660,601  $  665,916

Gross Margin
  Total                         $   74,729  $   74,929  $  227,740  $  234,333
  Discontinued operations              469       3,130       2,536       9,843
                                 ----------  ----------  ----------  ----------
     Continuing operations      $   74,260  $   71,799  $  225,204  $  224,490

Selling, general
  and administrative expenses
  Total                         $   57,464  $   59,553  $  206,979  $  218,791
  Discontinued operations              383       2,729       3,013      10,906
                                 ----------  ----------  ----------  ----------
     Continuing operations      $   57,081  $   56,824  $  203,966  $  207,885

Earnings Teleconference and Webcast

Gottschalks will host a conference call today at 1:30 p.m. PST to review financial results for the fourth quarter and fiscal 2003. To listen to the live call, dial (877) 297-4509. If you are unable to participate in the call, a replay will be available through March 11, 2004. To access this service, please dial (877) 519-4471; the passcode #4525785 is required. The call will also be available through a webcast, which can be accessed through the investor relations section of the Company's website located at www.gottschalks.com.

About Gottschalks

Gottschalks is a regional department store chain, currently operating 63 department stores and 10 specialty apparel stores in six western states, including California (39), Washington (12), Alaska (6), Oregon (2), Nevada (2) and Idaho (2). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors;; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions; changing consumer trends and preferences; competition; consumer credit; and the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission.

(Tables Follow)

GOTTSCHALKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
Unaudited

                                                       Fourth Quarter              Fiscal Year
                                                            Ended                     Ended
                                                    ------------------------  ------------------------
                                                    January 31,  February 1,  January 31,  February 1,
                                                       2004         2003         2004         2003
                                                    -----------  -----------  -----------  -----------
Net sales......................................... $   227,615  $   224,513  $   660,574  $   665,916
Net credit revenues...............................         902        2,182        3,729        8,225
Net leased department revenues....................       1,428        1,385        3,525        3,557
                                                    -----------  -----------  -----------  -----------
     Total revenues...............................     229,945      228,080      667,828      677,698

Costs and expenses:
  Cost of sales...................................     153,355      152,714      435,370      441,426
  Selling, general and administrative expenses....      57,081       56,824      203,966      207,885
  Depreciation and amortization...................       3,222        3,410       13,177       13,374
  Asset impairment charges........................          --        9,502           --        9,502
  Receivables sale costs..........................          --        1,749           --        1,749
                                                    -----------  -----------  -----------  -----------
     Total costs and expenses.....................     213,658      224,199      652,513      673,936
                                                    -----------  -----------  -----------  -----------
Operating income..................................      16,287        3,881       15,315        3,762

Other (income) expense:
  Interest expense................................       3,242        3,724       13,296       15,883
  Losses on early extinguishment of debt..........          --        3,695           --        3,695
  Miscellaneous income............................        (446)        (768)      (2,262)      (1,802)
                                                    -----------  -----------  -----------  -----------
                                                         2,796        6,651       11,034       17,776
                                                    -----------  -----------  -----------  -----------
Income (loss) before income tax benefit...........      13,491       (2,770)       4,281      (14,014)

Income tax expense (benefit)......................       4,918       (1,482)       1,529       (6,495)
                                                    -----------  -----------  -----------  -----------
Income (loss) from continuing operations..........       8,573       (1,288)       2,752       (7,519)
                                                    -----------  -----------  -----------  -----------
Discontinued operations:
  Income (loss) from operations of closed
     stores.......................................          74          162         (547)      (1,948)
  Loss on store closures..........................        (266)      (5,127)        (789)      (4,801)

  Income tax benefit..............................         (65)      (1,688)        (454)      (2,295)
                                                    -----------  -----------  -----------  -----------
  Loss on discontinued operations.................        (127)      (3,277)        (882)      (4,454)
                                                    -----------  -----------  -----------  -----------
  Net income (loss)                                $     8,446  $    (4,565) $     1,870  $   (11,973)
                                                    ===========  ===========  ===========  ===========

Net income (loss) per common share:
Basic
  Income (loss) from continuing operations........ $      0.67  $     (0.10) $      0.21  $     (0.59)
  Loss on discontinued operations ................ $     (0.01) $     (0.26) $     (0.07) $     (0.35)
  Net income (loss) per common share.............. $      0.66  $     (0.36) $      0.15  $     (0.94)
Diluted
  Income (loss) from continuing operations........ $      0.65  $     (0.10) $      0.21  $     (0.59)
  Loss on discontinued operations ................ $     (0.01) $     (0.26) $     (0.07) $     (0.35)
  Net income (loss) per common share.............. $      0.64  $     (0.36) $      0.14  $     (0.94)
Weighted average # of common shares outstanding
  Basic...........................................      12,857       12,771       12,830       12,747
  Diluted.........................................      13,102       12,771       12,919       12,747

GOTTSCHALKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

                                                     January 31,    February 1,
                                                         2004          2003
                                                     ------------  ------------
ASSETS
CURRENT ASSETS:
  Cash............................................. $      5,172  $      6,215
  Receivables, net.................................        9,145        10,641
  Merchandise inventories..........................      156,458       164,615
  Other............................................       10,850        12,614
                                                     ------------  ------------
          Total current assets.....................      181,625       194,085

PROPERTY AND EQUIPMENT - NET.......................      129,832       139,888
OTHER LONG-TERM ASSETS.............................       12,535        14,756
                                                     ------------  ------------
                                                    $    323,992  $    348,729
                                                     ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable and
    other current liabilities...................... $     67,942  $     80,602
  Revolving line of credit.........................        1,009        28,845
  Current portion of long-term obligations.........        3,725         4,689
                                                     ------------  ------------
      Total current liabilities....................       72,676       114,136
                                                     ------------  ------------
LONG-TERM OBLIGATIONS (less current portion):
  Revolving line of credit.........................       50,000        30,000
  Notes and mortgage loans payable.................       35,596        37,454
  Capitalized lease obligations....................        5,706         7,643
                                                     ------------  ------------
                                                          91,302        75,097

DEFERRED INCOME AND OTHER..........................       29,511        31,183

SUBORDINATED NOTE PAYABLE TO AFFILIATE.............       22,180        21,989

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY...............................      108,323       106,324
                                                     ------------  ------------
                                                    $    323,992  $    348,729
                                                     ============  ============